UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2026

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LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Battery Street

San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

  _________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, Levi Strauss & Co. (the “Company”) announced that Harmit Singh, the Company’s Executive Vice President and Chief Financial and Growth Officer, will transition to the role of Special Advisor to the Company. The Company has retained an executive search firm to identify potential candidates for the Chief Financial Officer role. Until such time as his successor commences in the role as Chief Financial Officer, but no later than November 30, 2026 (the “Transition Date”), Mr. Singh will continue to serve as the Company’s Executive Vice President and Chief Financial and Growth Officer.

To facilitate the transition and enable continuity, the Company and Mr. Singh have entered into a transition and separation agreement dated April 3, 2026 (the “Separation Agreement”) which will allow the Company to leverage Mr. Singh’s long tenure and Company expertise as Special Advisor beginning on the Transition Date and continuing through November 30, 2026 (such date, the “Separation Date,” and such period, the “Term”). During the Term, Mr. Singh will provide advisory and transition-related services as may reasonably be requested by the Company and will continue to receive his current base salary and remain eligible to earn an annual incentive award for the Company’s 2026 fiscal year, without proration, subject to the terms and conditions of the annual incentive plan.

Upon the Separation Date, in lieu of receiving severance provided under the Senior Executive Severance Plan, Mr. Singh will be entitled to receive $3 million in cash severance, which will be payable in installments over 78 weeks, subsidized COBRA continuation coverage for 78 weeks, and certain other benefits and perquisites consistent with those provided to in-service executives through the end of 2027.

All payments and benefits under the Separation Agreement are subject to Mr. Singh’s execution and non-revocation of a general release agreement.

Mr. Singh’s transition is not the result of any disagreements with the Company on any matter relating to the Company’s accounting principles or practices, financial statement disclosures or policies.

The foregoing summary is qualified in its entirety by reference to the complete text of the Separation Agreement which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending May 31, 2026.

ITEM 7.01	Regulation FD Disclosure

The Company issued the press release attached hereto as Exhibit 99.1 with respect to the matters set forth in Item 5.02 above. The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01	Financial Statement and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 7, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

Date:	April 7, 2026	By:	/s/ David Jedrzejek
		Name:	David Jedrzejek
		Title:	Senior Vice President and General Counsel